Exhibit 99.01

Contacts:	Investors	Media
	Kim Watkins	Karen Nolan
	Intuit Inc.	Intuit Inc.
	650-944-3324	650-944-6619
	kim_watkins@intuit.com	karen_nolan@intuit.com

Intuit First Quarter Revenue Grew 14 Percent;
Company Provides Guidance for Fiscal 2021

MOUNTAIN VIEW, Calif. - Nov 19, 2020 - Intuit Inc. (Nasdaq: INTU), maker of TurboTax, QuickBooks and Mint, announced financial results for the first quarter of fiscal 2021, which ended Oct. 31.
"We had a strong start to the year as we continue to accelerate innovation on our A.I.-driven expert platform," said Sasan Goodarzi, Intuit’s chief executive officer. "We delivered double-digit revenue growth in the quarter and are excited by the velocity of our innovation."
Financial Highlights
For the first quarter, Intuit reported:
•Total revenue of $1.3 billion, up 14 percent.
•Small Business and Self-Employed Group revenue up 13 percent to $1.2 billion.
•Small Business Online Ecosystem revenue grew 24 percent.
•Consumer Group revenue grew 19 percent to $119 million.
Unless otherwise noted, all growth rates refer to the current period versus the comparable prior-year period, and the business metrics and associated growth rates refer to worldwide business metrics.
Snapshot of First-quarter Results

	GAAP			Non-GAAP
	Q1 FY21	Q1 FY20	Change	Q1 FY21	Q1 FY20	Change
Revenue	$1,323	$1,165	14%	$1,323	$1,165	14%
Operating Income	$209	$10	NM	$334	$129	159%
Earnings Per Share	$0.75	$0.22	241%	$0.94	$0.41	129%
NM = Not Meaningful
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Dollars are in millions, except earnings per share. See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with Generally Accepted Accounting Principles (GAAP).
Business Segment Results
Small Business and Self-Employed Group
•Grew QuickBooks online accounting revenue 28 percent in the quarter, driven primarily by customer growth and mix-shift.
•Increased Online Services revenue 17 percent, driven by QuickBooks Online payments and QuickBooks Online payroll.
•Grew total international online revenue 51 percent.
Consumer and ProConnect Groups
•Reported $119 million of Consumer Group revenue and $23 million of professional tax revenue in the ProConnect Group for the first quarter, in line with expectations.
Capital Allocation Summary
In the first quarter the company:
•Had a total cash and investments balance of approximately $5.8 billion as of Oct. 31. Intuit expects to use approximately $3.6 billion of cash as part of consideration for the Credit Karma acquisition.
•Did not repurchase any shares, as share purchases were temporarily suspended in conjunction with the Credit Karma acquisition. $2.4 billion remains on the company's authorization.
•Received Board approval for a quarterly dividend of $0.59 per share, payable January 19, 2021. This represents an 11 percent increase compared to the same period last year.
Forward-looking Guidance
Intuit announced guidance for the second quarter of fiscal year 2021, which ends Jan. 31. The company expects:
•Revenue growth of approximately 8 to 9 percent.
•GAAP earnings per share of $0.89 to $0.92.
•Non-GAAP diluted earnings per share of $1.31 to $1.34.
Intuit also announced guidance for full fiscal year 2021. The company expects:
•Revenue of $8.265 billion to $8.415 billion, growth of approximately 8 to 10 percent.
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•GAAP operating income of $2.425 billion to $2.475 billion, growth of approximately 11 to 14 percent.
•Non-GAAP operating income of $2.960 billion to $3.010 billion, growth of approximately 11 to 13 percent.
•GAAP diluted earnings per share of $7.00 to $7.15, growth of approximately 1 to 3 percent.
•Non-GAAP diluted earnings per share of $8.40 to $8.55, growth of approximately 7 to 9 percent.

The company expects the following segment revenue results for fiscal year 2021:
•Small Business and Self-Employed Group: growth of approximately 8 to 10 percent.
•Consumer Group: growth of approximately 9 to 10 percent.
•ProConnect Group: growth of approximately 0 to 1 percent.

Intuit continues to expect the Credit Karma acquisition to be accretive over time. However, Credit Karma’s business was negatively impacted over the last 7 months as lenders tightened access to credit due to economic uncertainty related to the pandemic. The company has seen continued recovery after reaching a low point in June, with the October revenue run-rate nearly back to pre-COVID levels. Therefore, Intuit expects the acquisition to be modestly dilutive to non-GAAP earnings per share in fiscal 2021, and neutral to modestly dilutive to non-GAAP earnings per share in the first full fiscal year after close in fiscal 2022.
Conference Call Details
Intuit executives will discuss the financial results on a conference call at 1:30 p.m. Pacific time on Nov. 19. To hear the call, dial 866-417-5279 in the United States or 409-937-8904 from international locations. No reservation or access code is needed. The conference call can also be heard live at http://investors.intuit.com/Events/default.aspx. Prepared remarks for the call will be available on Intuit’s website after the call ends.

Replay Information
A replay of the conference call will be available for one week by calling 855-859-2056, or 404-537-3406 from international locations. The access code for this call is 7594497. The audio webcast will remain available on Intuit’s website for one week after the conference call.
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About Intuit
Intuit’s mission is to power prosperity around the world. We are a mission-driven, global financial platform company with products including TurboTax, QuickBooks, Mint and Turbo, designed to empower consumers, self-employed and small businesses to improve their financial lives. Our platform and products help customers get more money with the least amount of work, while giving them complete confidence in their actions and decisions. Our innovative ecosystem of financial management solutions serves more than 50 million customers worldwide. Please visit us for the latest news and in-depth information about Intuit and its brands and find us on social.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled "About Non-GAAP Financial Measures" as well as the related Table B1, Table B2, and Table E. A copy of the press release issued by Intuit today can be found on the investor relations page of Intuit's website.
Cautions About Forward-looking Statements
This press release contain forward-looking statements, including forecasts of expected growth and future financial results of Intuit and its reporting segments; Intuit’s prospects for the business in fiscal 2021 and beyond; expectations regarding timing and growth of revenue for each of Intuit’s reporting segments and from current or future products and services; expectations regarding customer growth; expectations regarding Intuit's corporate tax rate; expectations regarding changes to our products and their impact on Intuit’s business; expectations regarding the amount and timing of any future dividends or share repurchases; expectations regarding availability of our offerings; expectations regarding the impact of our strategic decisions on Intuit’s business; expectations regarding the timing, completion and impact of the Credit Karma acquisition; and all of the statements under the heading “Forward-looking Guidance.”

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant global economic instability and uncertainty. These factors include, without limitation, the following: our ability to compete successfully; our participation in the Free File Alliance; potential governmental encroachment in our tax businesses; our ability to adapt to technological change; our ability
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to predict consumer behavior; our reliance on third-party intellectual property; our ability to protect our intellectual property rights; any harm to our reputation; risks associated with acquisition and divestiture activity; the issuance of equity or incurrence of debt to fund an acquisition; our cybersecurity incidents (including those affecting the third parties we rely on); customer concerns about privacy and cybersecurity incidents; fraudulent activities by third parties using our offerings; our failure to process transactions effectively; interruption or failure of our information technology; our ability to maintain critical third-party business relationships; our ability to attract and retain talent; any deficiency in the quality or accuracy of our products (including the advice given by experts on our platform); any delays in product launches; difficulties in processing or filing customer tax submissions; risks associated with international operations; changes to public policy, laws or regulations affecting our businesses; litigation in which we are involved; the seasonal nature of our tax business; changes in tax rates and tax reform legislation; global economic changes; exposure to credit, counterparty and other risks in providing capital to businesses; amortization of acquired intangible assets and impairment charges; our ability to repay or otherwise comply with the terms of our outstanding debt; our ability to repurchase shares or distribute dividends; volatility of our stock price; and our ability to successfully market our offerings. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2020 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Fiscal 2021 full-year and Q2 guidance speaks only as of the date it was publicly issued by Intuit. Other forward-looking statements represent the judgment of the management of Intuit as of the date of this presentation. We do not undertake any duty to update any forward-looking statement or other information in this presentation.

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TABLE A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	October 31, 2020	October 31, 2019
Net revenue:
Product	$367	$353
Service and other	956	812
Total net revenue	1,323	1,165
Costs and expenses:
Cost of revenue:
Cost of product revenue	15	17
Cost of service and other revenue	234	267
Amortization of acquired technology	7	6
Selling and marketing	362	383
Research and development	325	334
General and administrative	169	146
Amortization of other acquired intangible assets	2	2
Total costs and expenses [A]	1,114	1,155
Operating income	209	10
Interest expense	(8)	(2)
Interest and other income, net	9	14
Income before income taxes	210	22
Income tax provision (benefit) [B]	12	(35)
Net income	$198	$57

Basic net income per share	$0.75	$0.22
Shares used in basic per share calculations	263	261

Diluted net income per share	$0.75	$0.22
Shares used in diluted per share calculations	265	264

Cash dividends declared per common share	$0.59	$0.53

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]The following table summarizes the total share-based compensation expense that we recorded in operating income for the periods shown.

	Three Months Ended
(in millions)	October 31, 2020	October 31, 2019
Cost of revenue	$15	$15
Selling and marketing	32	30
Research and development	38	38
General and administrative	26	28
Total share-based compensation expense	$111	$111
[B]We compute our provision for or benefit from income taxes by applying the estimated annual effective tax rate to income or loss from recurring operations and adding the effects of any discrete income tax items specific to the period.
We recognized excess tax benefits on share-based compensation of $52 million and $29 million in our provision for income taxes for the three months ended October 31, 2020 and 2019, respectively.
Our effective tax rate for the three months ended October 31, 2020 was approximately 6%. Excluding discrete tax items primarily related to share-based compensation tax benefits mentioned above, our effective tax rate was 25%. The difference from the federal statutory rate of 21% was primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the tax benefit we received from the federal research and experimentation credit.
We recorded a $35 million tax benefit on pretax income of $22 million for the three months ended October 31, 2019. Excluding discrete tax items primarily related to share-based compensation tax benefits mentioned above, our effective tax rate was 24%. The difference from the federal statutory rate of 21% was primarily due to state income taxes and non-deductible share-based compensation, which were partially offset by the tax benefit we received from the federal research and experimentation credit.

TABLE B1
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2021
	Q1	Q2	Q3	Q4	Year to Date
GAAP operating income (loss)	$209	$—	$—	$—	$209
Amortization of acquired technology	7	—	—	—	7
Amortization of other acquired intangible assets	2	—	—	—	2
Professional fees for business combinations	5	—	—	—	5
Share-based compensation expense	111	—	—	—	111
Non-GAAP operating income (loss)	$334	$—	$—	$—	$334

GAAP net income (loss)	$198	$—	$—	$—	$198
Amortization of acquired technology	7	—	—	—	7
Amortization of other acquired intangible assets	2	—	—	—	2
Professional fees for business combinations	5	—	—	—	5
Share-based compensation expense	111	—	—	—	111
Net (gain) loss on debt securities and other investments	(7)	—	—	—	(7)
Income tax effects and adjustments [A]	(66)	—	—	—	(66)
Non-GAAP net income (loss)	$250	$—	$—	$—	$250

GAAP diluted net income (loss) per share	$0.75	$—	$—	$—	$0.75
Amortization of acquired technology	0.03	—	—	—	0.03
Amortization of other acquired intangible assets	—	—	—	—	—
Professional fees for business combinations	0.02	—	—	—	0.02
Share-based compensation expense	0.42	—	—	—	0.42
Net (gain) loss on debt securities and other investments	(0.03)	—	—	—	(0.03)
Income tax effects and adjustments [A]	(0.25)	—	—	—	(0.25)
Non-GAAP diluted net income (loss) per share	$0.94	$—	$—	$—	$0.94

Shares used in GAAP diluted per share calculation	265	—	—	—	265

Shares used in non-GAAP diluted per share calculation	265	—	—	—	265
[A]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and the excess tax benefits on share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE B2
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Fiscal 2020
	Q1	Q2	Q3	Q4	Full Year
GAAP operating income (loss)	$10	$270	$1,413	$483	$2,176
Amortization of acquired technology	6	6	5	5	22
Amortization of other acquired intangible assets	2	1	2	1	6
Professional fees for business combinations	—	—	16	13	29
Share-based compensation expense	111	107	103	114	435
Non-GAAP operating income (loss)	$129	$384	$1,539	$616	$2,668

GAAP net income (loss)	$57	$240	$1,084	$445	$1,826
Amortization of acquired technology	6	6	5	5	22
Amortization of other acquired intangible assets	2	1	2	1	6
Professional fees for business combinations	—	—	16	13	29
Share-based compensation expense	111	107	103	114	435
Net (gain) loss on debt securities and other investments	1	1	2	1	5
Income tax effects and adjustments [A]	(68)	(49)	(29)	(102)	(248)
Non-GAAP net income (loss)	$109	$306	$1,183	$477	$2,075

GAAP diluted net income (loss) per share	$0.22	$0.91	$4.11	$1.68	$6.92
Amortization of acquired technology	0.02	0.02	0.02	0.02	0.08
Amortization of other acquired intangible assets	0.01	—	0.01	—	0.02
Professional fees for business combinations	—	—	0.06	0.05	0.11
Share-based compensation expense	0.42	0.41	0.39	0.44	1.65
Net (gain) loss on debt securities and other investments	—	—	0.01	—	0.02
Income tax effects and adjustments [A]	(0.26)	(0.18)	(0.11)	(0.38)	(0.94)
Non-GAAP diluted net income (loss) per share	$0.41	$1.16	$4.49	$1.81	$7.86

Shares used in GAAP diluted per share calculation	264	264	264	264	264

Shares used in non-GAAP diluted per share calculation	264	264	264	264	264
[A]    As discussed in “About Non-GAAP Financial Measures - Income Tax Effects and Adjustments” following Table E, our long-term non-GAAP tax rate eliminates the effects of non-recurring and period-specific items. Income tax adjustments consist primarily of the tax impact of the non-GAAP pre-tax adjustments and the excess tax benefits on share-based compensation.
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

TABLE C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	October 31, 2020	July 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$5,174	$6,442
Investments	619	608
Accounts receivable, net	99	149
Income taxes receivable	29	12
Prepaid expenses and other current assets	246	314
Current assets before funds held for customers	6,167	7,525
Funds held for customers	484	455
Total current assets	6,651	7,980

Long-term investments	28	19
Property and equipment, net	743	734
Operating lease right-of-use assets	232	226
Goodwill	1,697	1,654
Acquired intangible assets, net	63	28
Long-term deferred income taxes	60	65
Other assets	233	225
Total assets	$9,707	$10,931

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$325	$1,338
Accounts payable	256	305
Accrued compensation and related liabilities	233	482
Deferred revenue	574	652
Other current liabilities	280	297
Current liabilities before customer fund deposits	1,668	3,074
Customer fund deposits	484	455
Total current liabilities	2,152	3,529

Long-term debt	2,032	2,031
Operating lease liabilities	228	221
Other long-term obligations	50	44
Total liabilities	4,462	5,825

Stockholders’ equity	5,245	5,106
Total liabilities and stockholders’ equity	$9,707	$10,931

TABLE D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	October 31, 2020	October 31, 2019
Cash flows from operating activities:
Net income	$198	$57
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	37	49
Amortization of acquired intangible assets	9	8
Non-cash operating lease cost	13	16
Share-based compensation expense	111	111
Deferred income taxes	17	(18)
Other	(16)	4
Total adjustments	171	170
Originations of loans held for sale	(43)	—
Sale and principal payments of loans held for sale	147	—
Changes in operating assets and liabilities:
Accounts receivable	47	(16)
Income taxes receivable	(17)	(22)
Prepaid expenses and other assets	(38)	(63)
Accounts payable	(58)	(5)
Accrued compensation and related liabilities	(248)	(180)
Deferred revenue	(85)	(68)
Operating lease liabilities	(12)	(14)
Other liabilities	(17)	14
Total changes in operating assets and liabilities	(428)	(354)
Net cash provided by (used in) operating activities	45	(127)
Cash flows from investing activities:
Purchases of corporate and customer fund investments	(198)	(207)
Sales of corporate and customer fund investments	30	53
Maturities of corporate and customer fund investments	156	156
Purchases of property and equipment	(38)	(38)
Acquisitions of businesses, net of cash acquired	(85)	—
Originations of term loans to small businesses	(11)	(81)
Principal repayments of term loans from small businesses	29	79
Other	(13)	(19)
Net cash used in investing activities	(130)	(57)
Cash flows from financing activities:
Repayments on borrowings under unsecured revolving credit facility	(1,000)	—
Repayment of debt	(13)	(13)
Proceeds from issuance of stock under employee stock plans	88	63
Payments for employee taxes withheld upon vesting of restricted stock units	(99)	(71)
Cash paid for purchases of treasury stock	—	(140)
Dividends and dividend rights paid	(158)	(141)
Net change in customer fund deposits	29	(23)
Net cash used in financing activities	(1,153)	(325)
Effect of exchange rates on cash, cash equivalents, restricted cash, and restricted cash equivalents	(1)	—
Net decrease in cash, cash equivalents, restricted cash, and restricted cash equivalents	(1,239)	(509)
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period	6,697	2,352
Cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$5,458	$1,843
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents reported within the condensed consolidated balance sheets to the total amounts reported on the condensed consolidated statements of cash flows
Cash and cash equivalents	$5,174	$1,630
Restricted cash and restricted cash equivalents included in funds held for customers [A]	284	213
Total cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$5,458	$1,843
[A] See quarterly reports filed on Form 10-Q for reconciliation of funds held for customers by investment category.

TABLE E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending January 31, 2021
Revenue	$1,825	$1,845	$—		$1,825	$1,845
Operating income	$313	$323	$152	[a]	$465	$475
Diluted earnings per share	$0.89	$0.92	$0.42	[b]	$1.31	$1.34

Twelve Months Ending July 31, 2021
Revenue	$8,265	$8,415	$—		$8,265	$8,415
Operating income	$2,425	$2,475	$535	[c]	$2,960	$3,010
Diluted earnings per share	$7.00	$7.15	$1.40	[d]	$8.40	$8.55
See “About Non-GAAP Financial Measures” immediately following Table E for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
[a]     Reflects estimated adjustments for share-based compensation expense of approximately $113 million; professional fees for business combinations of approximately $31 million; amortization of acquired technology of approximately $7 million; and amortization of other acquired intangible assets of approximately $1 million.
[b]     Reflects estimated adjustments in item [a], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.
[c]     Reflects estimated adjustments for share-based compensation expense of approximately $470 million; professional fees for business combinations of approximately $36 million; amortization of acquired technology of approximately $24 million; and amortization of other acquired intangibles of approximately $5 million.
[d]    Reflects estimated adjustments in item [c], income taxes related to these adjustments, and other income tax effects related to the use of the non-GAAP tax rate.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated November 19, 2020 contains non-GAAP financial measures. Table B1, Table B2, and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:

•Share-based compensation expense
•Amortization of acquired technology
•Amortization of other acquired intangible assets
•Goodwill and intangible asset impairment charges
•Gains and losses on disposals of businesses and long-lived assets
•Professional fees for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:

•Gains and losses on debt and equity securities and other investments
•Income tax effects and adjustments
•Discontinued operations

We believe these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments, or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Share-based compensation expenses. These consist of non-cash expenses for stock options, restricted stock units, and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire a business in a business combination, we are required by GAAP to record the fair values of the intangible assets of the business and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired businesses. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists, covenants not to compete, and trade names.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Gains and losses on disposals of businesses and long-lived assets. We exclude from our non-GAAP financial measures gains and losses on disposals of businesses and long-lived assets because they are unrelated to our ongoing business operating results.

Professional fees for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal, and accounting fees.

Gains and losses on debt and equity securities and other investments. We exclude from our non-GAAP financial measures gains and losses that we record when we impair available-for-sale debt and equity securities and other investments.

Income tax effects and adjustments. We use a long-term non-GAAP tax rate for evaluating operating results and for planning, forecasting, and analyzing future periods. This long-term non-GAAP tax rate excludes the income tax effects of the non-GAAP pre-tax adjustments described above, and eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Based on our current long-term projections, we are using a long-term non-GAAP tax rate of 23% for fiscal 2020 and 24% for fiscal 2021. This long-term non-GAAP tax rate could be subject to change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate. We will evaluate this long-term non-GAAP tax rate on an annual basis and whenever any significant events occur which may materially affect this rate.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.